Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, and 333-105032) of Baxter International Inc. of our report dated June 3, 2005, relating to the financial statements of Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

June 28, 2005